Exhibit 99.1
Contango ORE, Inc. Announces Private Placement Results, Operational Update, Annual Meeting of Shareholders Results and Quarterly Financial Report for Period Ended September 30, 2016
HOUSTON--(BUSINESS WIRE)--November 17, 2016--Contango ORE, Inc. ("CORE" or the "Company") (OTCQB: CTGO) announced that certain holders of outstanding warrants issued in 2013 have exercised 587,500 warrants resulting in $5.3 million in cash net to the Company (including $0.8 million exercised by entities controlled by the Company's President, Brad Juneau). The holders of these warrants were offered a 10% discount to early exercise the warrants for cash to provide the Company with financial flexibility. In addition, in an unrelated transaction, 62,500 warrants were exercised in a cashless exercise at their original $10 exercise price, leaving 580,999 warrants of the Company outstanding.
The drilling conducted by Peak Gold, LLC, a joint venture between the Company and Royal Alaska, LLC ("Royal"), a wholly owned subsidiary of Royal Gold, Inc. managed by Royal (the "Joint Venture") in the North Peak resource area of the Joint Venture's gold exploration project in Tetlin, Alaska is wrapping up for the season, with 19 core holes drilled in the 2016 Phase I, 62 holes in Phase II and 37 holes in Phase III. Total meters drilled in 2016 was 20,522.8 (67,335 ft). The North Peak area remains open to expansion on the northwest and southeast portions, as the last holes drilled were still in gold bearing skarn.
The following table shows the most recent significant intercepts drilled on the project for which assay results have not been previously released and there are 9 core holes drilled for which assay results are still pending. Sample intervals are calculated using 0.5 grams per tonne (gpt) lower cut off for gold with no internal waste less than cutoff grade that is greater than 3 meters in thickness. Intercepts shown are drill intercept lengths. True width of mineralization is unknown.

The data below includes 21 new drill holes from TET16274 and TET16301 and their locations are shown on the accompanying base map:

Zone	Drill Hole	From (meters)	To (meters)	Interval (meters)	Au_gpt	Au_gpt*m x Interval
North Peak	TET16274	10.65	18.67	8.02	5.56	44.59
North Peak	TET16274	32.62	39.09	6.47	0.99	6.41
North Peak	TET16274	46.40	46.78	0.38	4.56	1.73
North Peak	TET16275	33.07	36.88	3.81	0.90	3.43
North Peak	TET16275	70.76	71.84	1.08	2.04	2.20
North Peak	TET16276	30.30	34.80	4.50	1.21	5.45
North Peak	TET16276	38.99	55.00	16.01	3.23	51.71
North Peak	TET16276	71.68	78.24	6.56	1.67	10.96
North Peak	TET16276	82.90	86.36	3.46	1.53	5.29
North Peak	TET16276	90.68	94.66	3.98	0.70	2.79
North Peak	TET16276	99.30	104.88	5.58	1.19	6.64
North Peak	TET16278	104.62	105.77	1.15	1.46	1.67
North Peak	TET16278	142.97	148.53	5.56	2.78	15.46
North Peak	TET16278	156.32	157.87	1.55	2.14	3.32
North Peak	TET16279	129.88	134.47	4.59	1.75	8.03
North Peak	TET16279	160.22	163.75	3.53	1.52	5.37
North Peak	TET16280	165.74	167.70	1.96	1.15	2.25
North Peak	TET16280	198.15	200.08	1.93	1.96	3.78
North Peak	TET16280	205.20	205.70	0.50	5.95	2.98
North Peak	TET16280	210.98	212.89	1.91	0.91	1.74
North Peak	TET16281	17.37	22.86	5.49	29.53	162.12
North Peak	TET16285	7.32	21.63	14.31	11.59	165.85
North Peak	TET16286	37.80	56.58	18.78	5.02	94.28
North Peak	TET16287	75.60	81.72	6.12	7.35	44.98
North Peak	TET16289	10.52	36.00	25.48	18.73	477.24
North Peak	TET16289	39.12	55.70	16.58	13.52	224.16
North Peak	TET16291	1.22	4.63	3.41	7.10	24.21
North Peak	TET16291	11.28	33.21	21.93	4.69	102.85
North Peak	TET16291	42.30	44.98	2.68	2.05	5.49
North Peak	TET16291	50.90	53.27	2.37	5.48	12.99
North Peak	TET16293	7.11	11.89	4.78	1.26	6.02
North Peak	TET16294	9.10	16.71	7.61	6.88	52.36
North Peak	TET16295	5.66	20.65	14.99	11.67	174.93
North Peak	TET16296	24.13	26.28	2.15	0.87	1.87
North Peak	TET16297	6.91	30.09	23.18	3.72	86.23
North Peak	TET16297	39.91	41.44	1.53	11.50	17.60
North Peak	TET16298	6.75	14.30	7.55	4.37	32.99
North Peak	TET16298	24.82	31.57	6.75	15.53	104.83
North Peak	TET16298	34.90	37.94	3.04	1.40	4.26
North Peak	TET16298	44.18	50.41	6.23	2.23	13.89
North Peak	TET16299	24.77	39.32	14.55	5.46	79.44
North Peak	TET16299	47.85	50.90	3.05	9.83	29.98
North Peak	TET16299	53.95	54.71	0.76	9.49	7.21
North Peak	TET16299	59.74	65.46	5.72	2.14	12.24
North Peak	TET16300	0.00	1.52	1.52	1.08	1.64
North Peak	TET16301	147.29	151.66	4.37	1.37	5.99

The map below depicts the remaining Phase III drill holes not previously released.
Tetlin Phase III 2016 Core Holes Drilled

Explanation
Drill collar - 2016 Phase 3
Drill collar - 2016 Phases 1 and 2
Drill collar - 2015
Drill collar - pre 2015
Road
Trail
North Peak
West Peak
Main Peak
East Peak
Connector
0 40 80
Meters
16310
16309
16305
16284, 289
16295
16304
16302
16303
16285
16290
16286
16291
16283
16282
16287
16281
16288
16274
16292-294
16301
16275
16276
16277, 296
16298
16299
16297
16279
16300
16306
16280
16278
16307
16308

The Company held its annual meeting of stockholders on November 17, 2016 and the following directors were elected:
Brad Juneau
Joseph S. Compofelice
Joseph G. Greenberg
Richard A. Shortz

Additionally, the Company's Board of Directors re-appointed the following officers of the Company:
Brad Juneau                              Chairman of the Board, President and Chief Executive Officer
Leah Gaines	Vice President, Chief Financial Officer, Chief Accounting Officer, Treasurer and Secretary

The Company also announced that it filed its Form 10-Q for the quarter ended September 30, 2016 with the Securities and Exchange Commission.
The Company reported a net loss of $1.0 million or ($0.24) per basic and diluted share for the three months ended September 30, 2016 compared to a loss of $0.5 million or $(0.12) per basic and diluted share for the same period last year. During the three months ended September 30, 2016, $0.6 million of the net loss was attributed to non-cash expenses compared to $0.2 million for the same period last year.
Brad Juneau, the Company's President commented, "We are pleased with the large number of warrants recently exercised, which dramatically changed the Company's cash position, which now exceeds $6 million as of November 17, 2016. We remain encouraged by the Joint Venture's drilling results and technical expertise provided by Royal Gold. We look forward to releasing a resource estimate of the Joint Venture's Alaskan gold deposit in the Spring of calendar year 2017."
ABOUT CORE
CORE is a Houston-based company that engages in the exploration in Alaska for gold and associated minerals through Peak Gold, LLC, its joint venture company with Royal Alaska, LLC.  Additional information can be found on our web page at www.contangoore.com.

FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements regarding CORE that are intended to be covered by the safe harbor "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995, based on CORE's current expectations and includes statements regarding future results of operations, quality and nature of the asset base, the assumptions upon which estimates are based and other expectations, beliefs, plans, objectives, assumptions, strategies or statements about future events or performance (often, but not always, using words such as "expects", "projects", "anticipates", "plans", "estimates", "potential", "possible", "probable", or "intends", or stating that certain actions, events or results "may", "will", "should", or "could" be taken, occur or be achieved).  Forward-looking statements are based on current expectations, estimates and projections that involve a number of risks and uncertainties, which could cause actual results to differ materially from those, reflected in the statements.  These risks include, but are not limited to: the risks of the exploration and the mining industry (for example, operational risks in exploring for, developing mineral reserves; risks and uncertainties involving geology; the speculative nature of the mining industry; the uncertainty of estimates and projections relating to future production, costs and expenses; the volatility of natural resources prices, including prices of gold and associated minerals; the existence and extent of commercially exploitable minerals in properties acquired by CORE; potential delays or changes in plans with respect to exploration or development projects or capital expenditures; the interpretation of exploration results and the estimation of mineral resources; the loss of key employees or consultants; health, safety and environmental risks and risks related to weather and other natural disasters); uncertainties as to the availability and cost of financing; inability to realize expected value from acquisitions; inability of our management team to execute its plans to meet its goals; and the possibility that government policies may change or governmental approvals may be delayed or withheld, including the inability to obtain any mining permits.  Additional information on these and other factors which could affect CORE's exploration program or financial results are included in CORE's other reports on file with the Securities and Exchange Commission.  Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from the projections in the forward-looking statements.  Forward-looking statements are based on the estimates and opinions of management at the time the statements are made.  CORE does not assume any obligation to update forward-looking statements should circumstances or management's estimates or opinions change.

CONTACTS
Contango ORE, Inc.
Brad Juneau, (713) 877-1311
www.contangoore.com